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                                                                     EXHIBIT 5.1


                              November   , 1999
                                      ---


Netzee, Inc.
2410 Paces Ferry Road
150 Paces Summit
Atlanta, Georgia 30339

Ladies and Gentlemen:

     We are acting as your counsel in connection with the registration of up to 5,115,378 common shares, no par value (the "Shares"), of Netzee, Inc., a Georgia corporation ("Netzee"). The Shares are being registered with the Securities and Exchange Commission (the "Commission") under a Registration Statement on Form S-1, File No. 333-87089 (the "Registration Statement"), for a public offering pursuant to an underwriting agreement, the form of which has been filed as an exhibit to the Registration Statement (the "Underwriting Agreement"). Pursuant to Rule 430A promulgated by the Commission, the amended Registration Statement on the date it becomes effective will omit certain information, including the public offering price and underwriting discounts or commissions (the "Rule 430A Information"). We are familiar with the relevant documents and materials used in preparing the Registration Statement and the Prospectus that forms a part of the Registration Statement (the "Prospectus").

      Based on our review of the relevant documents and materials, it is our opinion that when (a) the Registration Statement shall have been declared effective by order of the Commission, (b) the Underwriting Agreement shall have been executed by duly authorized officers of Netzee pursuant to the authorization by the Board of Directors of Netzee, and (c) the Shares shall have been issued and sold upon the terms and conditions (including the Rule 430A Information) set forth in the Registration Statement and the Underwriting Agreement, then the Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,



                              SUTHERLAND ASBILL & BRENNAN LLP